         As filed with the Securities and Exchange Commission on August 12, 1998
                                                      Registration No. 333-60895


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    --------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                    --------


                            NAUTICA ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                              95-2431048
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                               40 West 57th Street
                            New York, New York 10019
                    (Address of principal executive offices)

                                    --------

                 NAUTICA ENTERPRISES, INC. EMPLOYEE STOCK OPTION
                            (Full title of the plan)

                               Mr. Harvey Sanders
                            Nautica Enterprises, Inc.
                  40 West 57th Street, New York, New York 10019
                     (Name and address of agent for service)

                                 (212) 541-5757
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Charles M. Modlin, Esq.
                           Modlin Haftel & Nathan LLP
                          777 Third Avenue - 30th Floor
                            New York, New York 10017
                                 (212) 832-1600

                                EXPLANATORY NOTE

         This Post-effective Amendment No. 1 to Registration Statement No. 333-60895 has been prepared in accordance with Form S-8 and is intended to be used to register shares to be issued and sold pursuant to the plan described therein. The Reoffer Prospectus filed as part of this Post-effective Amendment No. 1 has been prepared in accordance with Part I of Form S-3 and may be used for reofferings or resales of common stock previously acquired or to be acquired by the participant in the plan who is deemed a control person of the registrant.


                                     PART I

                             INFORMATION REQUIRED IN

                           THE REGISTRATION STATEMENT


                           REOFFER PROSPECTUS PREPARED

                      IN ACCORDANCE WITH PART I OF FORM S-3

                               BEGINS ON NEXT PAGE

REOFFER PROSPECTUS


                            NAUTICA ENTERPRISES, INC.

                         681,964 Shares of Common Stock

                 Nautica Enterprises, Inc. Employee Stock Option



         This Prospectus relates to the reoffering of up to an aggregate of 681,964 shares (the "Shares") of Common Stock, par value $.10 per share ("Common Stock"), of Nautica Enterprises, Inc. (the "Company"), a Delaware corporation, which may be acquired from time to time by Mr. David Chu, Executive Vice President and a Director of the Company (the "Selling Stockholder") upon the exercise of stock options previously granted to him by the Company. Each stock option is exercisable for one share of the Company's Common Stock, at an exercise price of $.87 per share. The distribution of the Shares may be effected in one or more transactions through one or more brokers or dealers in the over-the-counter market, through privately negotiated transactions or otherwise, at market prices prevailing at the time of sale or at prices otherwise negotiated. None of the proceeds from the sale of the Shares will be received by the Company (although it will receive proceeds of $.87 per share upon exercise of such options by the Selling Stockholder).

         Upon any sale of the Shares covered by this Prospectus, the Selling Stockholder and participating brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Act"), and commissions or discounts or any profit realized on the sale of such Shares received by the Selling Stockholder and such brokers or dealers may be deemed to be underwriting commissions or discounts within the meaning of the Act.

         The Company's Common Stock is publicly quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the trading symbol "NAUT". On August 11, 1998, the closing sale price for the Common Stock, as reported by NASDAQ, was $24.

         All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions, discounts and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder. No underwriter is being utilized.


                 NEITHER THE SECURITIES AND EXCHANGE COMMISSION
                    NOR ANY STATE SECURITIES COMMISSION HAS
            PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                 The date of this Prospectus is August 12, 1998.

                              AVAILABLE INFORMATION


         The Company has filed with the Securities and Exchange Commission (the "Commission") Washington, D.C. a Registration Statement and Post-effective Amendment thereto on Form S-8 under the Act, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement and the exhibits thereto. For further information with respect to the Company, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400 , Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Electronic registration statements, reports, proxy and information statements and other information made through the Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's Web site (http://www.sec.gov). Statements contained in the Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed (or incorporated by reference) as an exhibit to the Registration Statement each such statement being qualified in all respects by such reference.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. Such reports and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at the addresses shown above. Copies of such material can be obtained from the Public Reference Section of the Commission at the address shown above at prescribed rates or through the Commission's Web site.

         The Company's Common Stock is traded on the Nasdaq National Market under the symbol "NAUT". Certain information, reports and proxy statements of the Company are also available for inspection at the offices of the Nasdaq National Market Reports Section, 1735 K Street, Washington, D.C. 20006.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents filed with the Commission by the Company are incorporated into this Prospectus by reference:

         1. Annual Report on From 10-K for the fiscal year ended February 28, 1998;

         2. Quarterly Report on Form 10-Q for the quarter ended May 30, 1998;
and

         3. Proxy Statement relating to the Company's Annual Meeting of Stockholders held on July 1, 1998.

         4. The description of the Common Stock of the Registrant which is contained in a registration statement filed by the Registrant under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of Common Stock made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference (other than exhibits to those documents which are not specifically incorporated by reference) in the Registration Statement of which this Prospectus is a part. Requests for such copies should be directed to Mr. Neal Nackman, Vice President - Finance, Nautica Enterprises, Inc., 40 West 57th Street, New York, New York 10019. The telephone number is (212) 541-5757.

         Certain statements included in this Annual Report, including the words "believes," "anticipates," "expects," "will" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures made by the Company in its periodic reports on Forms 10-K and 10-Q and other filings with the Securities and Exchange Commission.





                                TABLE OF CONTENTS

                                                           Page

      THE COMPANY                                             4
      SELLING STOCKHOLDER                                     5
      PLAN OF DISTRIBUTION                                    6
      LEGAL MATTERS                                           6
      EXPERTS                                                 6
      INDEMNIFICATION                                         7

                                   THE COMPANY

         Nautica Enterprises, Inc., a Delaware corporation (the "Company") designs, sources and markets men's apparel. Men's casual sportswear, outerwear, activewear, sleepwear and robes are sold under the Nautica brand. Golf sportswear is sold under the E. Magrath and Byron Nelson brands. These products feature innovative designs, classic styling, quality fabrics and functionality.

         Nautica's in-store shop program is a significant component of the Company's wholesale business. Through this program, Nautica and a department store customer create a specific area within the store dedicated to the exclusive merchandising and sale of the Nautica collections. Each of these shops is outfitted with signature Nautica fixtures and presents the Nautica collection in a visually attractive environment consistent with the Nautica image.

         In addition to Nautica's wholesale business, the Company operates outlet stores which provide an additional sales channel for Nautica products and allows for the organized distribution of excess and out-of-season merchandise.

         The Company strategically extends the Nautica product lines and broadens the international distribution of the Nautica apparel collection through license arrangements. The Nautica name is currently licensed for a range of products consistent with Nautica's design concepts and image. The Nautica name is also licensed globally to agents or companies for distribution of the Nautica collection in international regions.

         The Company is a majority partner in a limited liability company to market and distribute Nautica apparel throughout Europe.

         The Company's principal executive offices are located at 40 West 57th Street, New York, New York 10019. Its telephone number is (212) 541-5757.

                               SELLING STOCKHOLDER

         The Selling Stockholder is Mr. David Chu. Mr. Chu has served for more than the past three years as the Executive Vice President and a Director of the Company, and President of Nautica Apparel, Inc. and Nautica International, Inc., each wholly owned subsidiaries of the Company.

         The Shares to which this Prospectus relates are shares of Common Stock which the Selling Stockholder has the right to acquire upon the exercise of stock options previously granted to him by the Company. The exercise price of such options is $.87 per share, as adjusted for stock splits, representing the fair market value of a share of Common Stock on the date of grant.

         The Company will not receive any proceeds from the sale of the Shares other than indirectly through the payment by the Selling Stockholder of $.87 per share for the exercise of each option.

         The following table sets forth the number of shares and percentage of Common Stock beneficially owned by the Selling Stockholder as of August 1, 1998, and the number of shares and percentage of Common Stock which will be owned by the Selling Stockholder upon completion of the offering contemplated by this
Prospectus:



                                                     Percent of Outstanding     Common Stock       Percent of Outstanding
                             Common Stock            Common Stock               Beneficially       Common Stock
                             Beneficially            Beneficially               Owned upon         Beneficially Owned
                             Owned as of             Owned as of                Completion of      upon Completion of
Selling Stockholder          August 1, 1998 (1)      August 1, 1998             the Offering (2)   the Offering
-------------------          ------------------      --------------             ----------------   ------------

David Chu                        1,070,263                 2.6%                    388,299               1%

-------------

(1) Includes 1,031,564 shares which may be acquired by Mr. Chu pursuant to existing stock options which are presently exercisable.

(2) Assumes Mr. Chu sells all of the Shares. Includes 349,600 shares which may be acquired by Mr. Chu pursuant to existing stock options which are presently exercisable.

                              PLAN OF DISTRIBUTION


         The Shares covered by this Prospectus are being registered by the Company for the account of the Selling Stockholder. The expenses for registering the Shares will be paid by the Company. The Company will not receive any of the proceeds from sales by the Selling Stockholder other than as set forth above. The Company understands that none of such Shares will be offered through underwriters.

         The Company has been advised by the Selling Stockholder that there are no underwriting arrangements with respect to the sale of the Shares. Any or all of the Shares may be sold from time to time to purchasers directly by the Selling Stockholder. Alternatively, the Selling Stockholder may from time to time offer the Shares through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the Shares for whom they may act as agents. The Selling Stockholder and any such underwriters, dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters under the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The distribution of the Shares by the Selling Stockholder may be effected in one or more transactions that may take place over the counter, including ordinary brokers' transactions, privately-negotiated transactions (with or without a broker) or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees, discounts and commissions may be paid by the Selling Stockholder in connection with such sales of securities.

         To the extent required, this Prospectus will be updated to reflect the number of shares so offered for the Selling Stockholder's account and, if such offering is to be made by or through underwriters, brokers or dealers, the names of such underwriters, brokers or dealers and the principal terms of the arrangements between the underwriters, brokers or dealers and the Selling Stockholder for whose account such offering is being made.

         In order to comply with certain states securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.



                                  LEGAL MATTERS

         The validity of the Shares being offered hereby is being passed upon by Modlin Haftel & Nathan LLP, 777 Third Avenue, New York, New York 10017, counsel for the Company.



                                     EXPERTS

         The consolidated financial statements and financial statement schedule of the Company as of February 28, 1998 and February 28, 1997 and for each of the years in the three-year period ended February 28, 1998, incorporated by reference herein and elsewhere in this Prospectus, have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants and upon the authority of said firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder the power to indemnify its officers and directors against liability under certain circumstances. The Company's Certificate of Incorporation provides that the Company shall, to the full extent permitted by law, indemnify all directors, officers, employees, and agents of the Company. The Company's Certificate of Incorporation also contains a provision eliminating the liability of directors of the Company to the Company or its stockholders for monetary damages except under certain circumstances.

         The Company has an insurance policy insuring its directors and officers against certain liabilities, including liabilities under the Act.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                   No person has been authorized in connection
                 with this distribution to give any information
                   or make any representation other than those
                  contained in this Prospectus and, if given or
                  made, such information or representation must
                  not be relied upon as having been authorized.
                 This Prospectus does not constitute an offer to
                   sell or solicitation of an offer to buy any
               securities other than the registered securities to
               which it relates, or an offer to or solicitation of
                  any person in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this Prospectus as of any time does not imply that information herein is correct as of any time subsequent to its date.






                                TABLE OF CONTENTS


                                            Page

Available Information                          2
Incorporation of Certain
  Documents by Reference                       2
The Company                                    4
Selling Stockholder                            5
Plan of Distribution                           6
Legal Matters                                  6
Experts                                        6
Indemnification                                7





                                 681,964 Shares

                                  Common Stock
                                ($.10 par value)





                            NAUTICA ENTERPRISES, INC.






                                   PROSPECTUS










                                August 12, 1998

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed by Nautica Enterprises, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

                  (a) Annual Report on Form 10-K for the year ended February 28, 1998;

                  (b) Quarterly Report on Form 10-Q for the quarter ended May 30, 1998; and

                  (c) The description of the Common Stock of the Registrant which is contained in a registration statement filed by the Registrant under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statements. Any statement so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Except as herein set forth, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

         Section 145 of the Delaware General Corporation Law provides as follows:

         INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS;
         INSURANCE.

         (a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he the person was or is a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written option, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

         Articles TENTH and TWELFTH of the Certificate of Incorporation of the Registrant provide as follows:

         ARTICLE TENTH:  INDEMNIFICATION.

         (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of this Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such persons in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article TENTH or otherwise. The Corporation may, by action of the board of directors, provide indemnification to employees and agents of the Corporation with a lesser or the same scope and effect as the foregoing indemnification of directors and officers.

         (b) If a claim under Paragraph (a) of this Article TENTH is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to receive the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

         (c) The rights conferred on any person by Paragraphs (a) and (b) of this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         (d) The Corporation may maintain insurance, at its expense, to protect itself and any such director or officer of the Corporation, or of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

         ARTICLE TWELFTH:

         A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article TWELFTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

         Any appeal or modification of this Article TWELFTH shall not increase the personal liability of any director of this Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         The provisions of this Article TWELFTH shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of this Article TWELFTH.

         ARTICLE VIII of the Amended and Restated By-Laws of the Registrant provides as follows:

         SECTION 1. Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

         SECTION 2. Contracts and Funding. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the provisions of this Article VIII and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VIII.

         SECTION 3. Employee Benefit Plans. For purposes of this Article VIII, references to "other enterprises" shall include employee benefits plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent, of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of a corporation.

         SECTION 4. Indemnification Not Exclusive Right. The right of indemnification and advancement of expenses provided in this Article VIII shall not be exclusive of any other rights to which a person seeking indemnification may otherwise be entitled, under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The provisions of this Article VIII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this
Article VIII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VIII, whether arising from acts or omissions occurring before or after such adoption.

         SECTION 5. Advancement of Expenses; Procedures. In furtherance, but not in limitation, of the foregoing provisions, the following procedures and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VIII:

         (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses.

         (b) Written Request for Indemnification. To obtain indemnification under this Article VIII, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made within a reasonable time after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

         (c) Procedure for Determination. The Indemnitee's entitlement to indemnification under this Article VIII shall be determined (i) by the Board of Directors by a majority vote of a quorum (as defined in Article II of these By-Laws) consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, but only if a majority of the disinterested directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination.

         The Company has purchased Directors' and Officers' Liability Insurance. Subject to the policy conditions, the insurance provides coverage for amounts payable by the Company to its directors and officers pursuant to the Registrant's Certificate of Incorporation and By-Laws.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:


           *5.1   Opinion and consent of Modlin Haftel & Nathan LLP.
          *10.1   Nautica Enterprises, Inc. Employee Stock Option, as amended.
           23.1   Consent of Grant Thornton LLP.
          *23.2   Consent of Modlin Haftel & Nathan LLP (included in Exhibit
                  5.1).
          *24.1   Power of Attorney (included on signature page hereof).
          _________
          * Previously filed.

Item 9.  Undertakings.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement:

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on August 12, 1998.


                                                NAUTICA ENTERPRISES, INC.
                                                      (Registrant)



                                                By: /s/ Harvey Sanders
                                                   -----------------------------
                                                    Harvey Sanders
                                                    Chairman






         Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Name                               Title                                       Date
                  ----                               -----                                       ----
         /s/ Harvey Sanders                          Chairman, President,                        August 12, 1998
         ------------------                          Chief Executive Officer
         Harvey Sanders                              (Principal Executive
                                                     Officer) and Director














         /s/ Donald Pennington                       Chief Financial Officer                     August 12, 1998
         ---------------------                       (Principal Financial Officer)
         Donald Pennington



         /s/ Neal Nackman                            Vice President Finance                      August 12, 1998
         ----------------                            (Principal Accounting Officer)
         Neal Nackman


     /s/ David Chu                        Executive Vice President           August 12, 1998
------------------------------------      and Director
         David Chu



             *                            Director                           August 12, 1998
------------------------------------
         Robert B. Bank



             *                            Director                           August 12, 1998
------------------------------------
         George Greenberg



             *                            Director                           August 12, 1998
------------------------------------
         Charles H. Scherer



             *                           Director                            August 12, 1998
------------------------------------
         Ronald G. Weiner



             *                           Director                            August 12, 1998
------------------------------------
         Israel Rosenzweig





*By:/s/ Harvey Sanders                                                       August 12, 1998
    --------------------------------
        Attorney-in-Fact

                                  EXHIBIT INDEX



           *5.1 Opinion and consent of Modlin Haftel & Nathan LLP.

          *10.1 Nautica Enterprises, Inc. Employee Stock Option, as amended.

         **23.1 Consent of Grant Thornton LLP.

          *23.2 Consent of Modlin Haftel & Nathan LLP (included in Exhibit 5.1).

          *24.1 Power of Attorney (included on signature page hereof).

--------------------
 * previously filed
** filed herein